Exhibit 10.3

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the Company treats as private or confidential.

January 13, 2026

AVITA Medical, Inc.

28159 Avenue Stanford, Suite 220

Valencia, CA 91355

Attention: David O'Toole, Chief Financial Officer

Re: Closing Fee Payable Under the Credit Agreement (as defined below)

Dear Ladies and Gentlemen:

We refer to that certain Credit Agreement and Guaranty, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AVITA Medical, Inc., a Delaware corporation (the “Borrower”), certain Guarantors from time to time parties thereto, the lenders from time to time party thereto (each, as a “Lender” and collectively, the “Lenders”) and Perceptive Credit Holdings V, LP, a Delaware limited partnership (“Perceptive”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Unless specifically defined in this letter agreement (this “Fee Letter”) or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

This Fee Letter (i) is delivered pursuant to Section 6.01(e)(iv) of the Credit Agreement and (ii) confirms the agreement of the parties with respect to certain additional terms and conditions relating to the Credit Agreement and the transactions contemplated thereby.

1.
Closing Fee

In addition to any fees or other amounts payable by the Borrower to Perceptive pursuant to the terms of the Credit Agreement and the other Loan Documents, the Borrower hereby agrees to pay to Perceptive on the Closing Date, a non-refundable closing fee (the “Closing Fee”) of [***]. The Borrower agrees that payment of the Closing Fee may be made by netting the Closing Fee out of the proceeds of the Tranche A Term Loan made on the Closing Date.

2.
Exit Fee

In addition to any fees or other amounts payable by the Borrower to Perceptive pursuant to the terms of the Credit Agreement and the other Loan Documents, the Borrower hereby agrees to pay to Perceptive a non-refundable exit fee (the “Exit Fee”) upon the earlier of the (a) Maturity Date and (b) date of repayment in full of the Term Loans and Obligations of the Obligors under the Credit Agreement (whether by acceleration or otherwise), in an amount equal to 5% of the aggregate principal amount of Term Loans borrowed by the Borrower under the Credit Agreement; provided, that in the event the Warrant Certificate is issued on or prior to September 30, 2026, pursuant to the terms of the Credit Agreement, the Exit Fee shall be reduced to $0.

3.
Miscellaneous

All fees payable hereunder will be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim.

The contents of this Fee Letter are subject to the confidentiality provisions set forth in Section 13.17 of the Credit Agreement and such provisions survive the expiration or termination of the Credit Agreement. This Fee Letter constitutes a Loan Document under and pursuant to the Credit Agreement and the other Loan Documents.

This Fee Letter shall not be assignable without each party’s prior written consent (and any purported assignment without such consent shall be null and void); provided that Perceptive may assign this letter or all any portion of the fees payable hereunder (i) to any of its Affiliates and (ii) in connection with any assignment made pursuant to Section 13.05 of the Credit Agreement, in each case, without the consent of the Borrower. This Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. This Fee Letter shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts executed in and to be performed entirely within that State, without reference to conflicts of laws provisions (other than Section 5-1401 of the New York General Obligations Law). The Borrower agrees that any suit, action or proceeding with respect to this Fee Letter shall be brought in the Supreme Court of the State of New York sitting in New York County or in the United States District Court for the Southern District of New York and the Borrower irrevocably submits to the exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. THE Borrower irrevocably waiveS to the fullest extent permitted by law any objection that IT may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Fee letter and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FEE LETTER, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

This Fee Letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Fee Letter by signing any such counterpart. Delivery of an executed signature page of this Fee Letter by facsimile transmission, electronic transmission (in PDF format) or DocuSign shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the undersigned have executed this Fee Letter as of the date first above written.

BORROWER:

Avita Medical, Inc.

By:

Name:

Title:

[Signature Page to Fee Letter]

ADMINISTRATIVE AGENT:

Perceptive Credit Holdings V, LP

By: Perceptive Credit Opportunities GP, LLC, its general partner

By:
Name: Sam Cohn
Title: Chief Financial Officer

By:
Name: Sam Chawla
Title: Portfolio Manager

[Signature Page to Fee Letter]